EXHIBIT 10.17


                                 BUSINESS LEASE

THIS LEASE, made the 19th day of October, 1995, between DANIEL S. CATALFUMO, as Trustee under F.S. 689.071, having an office at West Palm Beach, Florida, (hereinafter referred to as "Landlord"), and OUTSOURCE INTERNATIONAL, INC. an Illinois corporation (hereinafter referred to as "Tenant").

WITNESSETH, That Landlord does this day lease unto Tenant Approximately 40,000 Square Feet in that certain two (2) story Office project to be known as Outsource International Corporate Headquarters building (sometimes referred to herein as the "Building") to be located on portions of Lots 11, 12, 13, 14 and 15 of Newport Center, comprised of approximately 4.5 acres (net of submerged lands) in Deerfield Beach, Florida (sometimes referred to herein as the "Site"). The Site and Building shall be developed and constructed substantially in accordance with the Site Plan dated September 26, 1995 prepared by Avirom/Hall & Associates, Inc. and the Workletter Estimates and Specifications for Site Work and Building shell for Outsource International as modified by Revised Building Questionnaire dated September 11, 1995, letter dated September 15, 1995 and Typical Material Specifications all as attached hereto as composite Exhibit "A". The Premises shall be used and occupied by the Tenant as office space and ancillary office uses such as a kitchen and dining area for limited food service for employee and guests, video conference facilities, meeting rooms and for no other purposes or uses whatsoever. The Premises occupied by Tenant shall be measured upon completion of construction in accordance with Paragraph 1 of the Addendum to this Lease. Tenant shall lease 15,000 +/- square feet on the first floor (which shall include the lobby and core areas) and 25,000 +/- square feet on the second floor (which shall include the lobby and core areas). Tenant shall be entitled to use the two (2) story atrium lobby as its reception area, provided that other tenant's who lease space in the 10,000 square foot balance of the Building shall be entitled to use the lobby to access their offices. The atrium lobby shall be comprised of no more than 1,000 square feet on each of the first and second floors for a total of 2,000 square feet.

TERM: The period commencing on the date hereof, and ending at midnight of the last day of month in which the fifteenth anniversary of the Rent Commencement Date occurs.

COMMENCEMENT DATE: Rent payments will commence on the first to occur of (i) the date on which Landlord releases the demised Premises to Tenant and a Certificate of Occupancy and/or a Building Final has been issued, and keys delivered to Tenant, and all common uses, parking facilities and landscaping improvements have been completed, minor punchlist items excepted or, (ii) in the event that the issuance of a Certificate of Occupancy and/or a Building Final for Tenant's space is delayed by the unavailability of any of Tenant's equipment or specially ordered interior finishes, or the failure by Tenant to provide any required consent, approval, selection or payment, rent payments due hereunder shall commence when Landlord's contractor has otherwise completed said Tenant's interior improvements, building exterior, common areas, parking facilities and landscaping to the extent possible without the unavailable equipment, Tenant finish materials or the required consent, approval, selection or payment. Landlord shall give Tenant ninety (90) days prior written notice of the expected date of rent commencement.

$ SEE ADDENDUM _________________($___________) MONTHLY BASE RENT

$ SEE ADDENDUM _________________($___________) MONTHLY BASE C.A.E.

$ SEE ADDENDUM _________________($___________) MONTHLY SALES TAX

Total monthly rent, (Base Rent and additional rent) shall be paid in equal installments of $ SEE ADDENDUM, on the first day of each month during the term hereof. Rent for partial months shall be prorated. Rent shall be paid promptly when due without setoff, deduction, abatement or counterclaim.

Landlord hereby acknowledges receipt of $73,000.00, of which $36,500.00 is to be applied to the SECURITY DEPOSIT and $36,500.00 of which is to be applied to FIRST MONTH'S RENT when it becomes due, and $-0- to be applied to LAST MONTH'S RENT at the end of the Lease Term. The $36,500.00 to be applied to the first month's rent shall be credited with interest at BankAtlantic's prevailing money market rates from the date of deposit with Landlord to the date said sum is applied to the first month's rent hereunder with Tenant to receive a credit against the Additional Rent due from any such interest credited to Tenant.

ALL payments to be made to Landlord on the first day of each and every month in advance without demand at the office of CATALFUMO MANAGEMENT AND INVESTMENT, INC., 1540 Latham Road, West Palm Beach, Florida 33409, or at such other place and to such other person, as the Landlord may from time to time designate in writing. Checks should be made PAYABLE TO:

               Daniel S. Catalfumo, as Trustee under F.S. 689.071

The following express stipulations and conditions are made a part of this Lease and are hereby assented to by the Tenant:

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         FIRST: The Tenant shall not assign this Lease, nor sub-let the
Premises, or any part thereof nor use the same, or any part thereof, nor permit the same, or any part thereof, to be used for any other purpose than as above stipulated, nor make any alterations therein, and all additions thereto, without the written consent of the landlord, which consent shall not be unreasonably withheld, provided that notwithstanding any approval of Landlord to any proposed assignment or subletting, Tenant and all guarantors shall remain primarily liable under this Lease and any guaranty hereof. Landlord agrees that Tenant shall grant its consent to any assignment to a parent, subsidiary or affiliate of Tenant provided that Tenant and the Guarantors of this Lease remain liable as set forth above. All additions, fixtures or improvements which may be made by Tenant, except movable office furniture, equipment and trade fixtures shall become the property of the Landlord and remain upon the Premises as a part thereof, and be surrendered with the Premises at the termination of this Lease. Tenant shall be entitled to remove its moveable office furniture, equipment and any trade fixtures it installs in the Premises provided that Tenant shall be responsible for any damages to the Premises caused by Tenant's removal of such furniture, equipment and fixtures.

         SECOND: All personal property placed or moved in the Premises above described shall be at the risk of Tenant or owner thereof, and Landlord shall not be liable for any damage to said personal property, or to the Tenant arising from the bursting or leaking of water pipes, unless caused by the faulty construction, materials or design by Landlord's contractor, architects or engineers or from any act of negligence of any co-tenant or occupants of the Building or of any other person whomsoever, other than Landlord or his agent(s) or assigns.

         THIRD: That the Tenant(s) shall promptly execute and comply with all statutes, ordinances, rules, regulations, orders and requirements of the Federal, State and City Government and of any and all of their Departments and Bureaus applicable to said Premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said Premises during said term; and shall also promptly comply with and execute all rules, orders and regulations for the prevention of fires, at its own cost and expense. Landlord shall comply with all of such statutes, ordinances, rules, regulations, orders and requests as to the portion of the Building not occupied by Tenant and the common areas surrounding the Building.

         FOURTH: In the event the Premises shall be destroyed or so damaged or injured by fire or other casualty during the life of this agreement, whereby the same shall be rendered untenable, then the Landlord shall have the right to render said Premises tenantable by repairs within one hundred eighty (180) days therefrom. if said Premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this Lease, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing. In the event of such fire or casualty to the Premises or the Building, the Landlord shall give notice thereof to the Tenant within sixty (60) days of the occurrence of the same. Said notice shall contain Landlord's agreement to either restore the Premises and the Building to a similar condition as it was prior to such casualty, or, in the event the casualty renders the Premises and/or the Building untenable for Tenant's business, the Landlord may elect to terminate the Lease as of the date of the casualty and return all unapplied rents and deposits to Tenant as of the casualty date. In the event the Landlord elects to restore, such restoration shall be completed within one hundred eighty (180) days from the date of such casualty, and during the period of such restoration, the rent to be paid by the Tenant to Landlord shall abate proportionately as to the untenable space, to the same extent as Tenant has been deprived use of the Premises and or the Building during the period of such restoration. Notwithstanding the foregoing, in the event the casualty should occur through the negligence of Tenant or its agents, or invitees, and the result of such casualty renders the Premises untenable for Tenant's business operation and Landlord elects to restore said Premises, then in such event, Landlord shall proceed to restore the Premises as provided for herein, however, there shall be no abatement of rent during such restoration period.

         FIFTH: The prompt payment of the rent for said Premises upon the dates named, and the faithful observance of the Rules and Regulations printed upon this lease, and which are hereby made a part of this covenant, and of such other and further Rules or Regulations as may be hereafter made by the Landlord, and all other provisions of this Lease are the conditions upon which the Lease is made and accepted and any failure on the part of the Tenant to comply with the terms of said Lease, or any of said Rules and Regulations now in existence, or which may be hereafter prescribed by the Landlord, shall at the option of the Landlord, operate as a default by Tenant, and Landlord shall be entitled to pursue any and all remedies available to Landlord under the laws of the State of Florida. Landlord shall not make any modifications to the Rules and Regulations which would have a material adverse effect on Tenant's operations without Tenant's prior written consent.

         SIXTH: If the Tenant shall abandon or vacate said Premises before the end of the term of this Lease, or shall suffer the rent to be in arrears beyond any grace period provided for herein, the Landlord may, at his option, forthwith cancel this Lease or he may enter said Premises as the agent of the Tenant, without being liable in any way therefor, and relet the Premises with or without any furniture that may be therein, as the agent of the Tenant, at such price and upon such terms and for such duration of time as the Landlord may determine, and receive the rent therefor, applying the same to the payment of the rent


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due by these presents, and if the full rental herein provided shall not be realized by Landlord over and above the expenses to Landlord in such re-letting, the said Tenant shall pay any deficiency.

         SEVENTH: Landlord and Tenant acknowledge and agree that the prevailing party in any litigation arisen hereunder shall be entitled to recover its reasonable attorneys' fees and costs from the non-prevailing party, including those incurred upon appeal.

         EIGHTH: The Tenant agrees that he will pay all charges for rent (including Base Rent and additional rent), gas, electricity or other utilities and for all water used on said Premises, and should said rent remain due and unpaid for five (5) days after the same shall come due or should any of said other charges herein provided for at any time remain due and unpaid for fifteen
(15) days after the same shall have become due, Tenant will be deemed in default of the terms and conditions of this Lease and the Landlord may at its option pursue any and all remedies provided for under the laws of the State of Florida. Tenant shall be entitled to establish an escrow with Landlord and contest any utility charges which Tenant is actively disputing.

         NINTH: INTENTIONALLY OMITTED.

         TENTH: The Landlord, or any of his agents, shall have the right to enter said Premises during all reasonable hours, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said Building, or to exhibit said Premises, and to put or keep upon the doors or windows thereof a notice "FOR LEASE" at any time within one hundred eighty (180) days before the expiration of this Lease. The right of entry shall likewise exist during all reasonable hours for the purpose of removing placards, signs, fixtures, alterations or additions, which do not conform to this agreement, or to the Rules and Regulations and sign criteria for the Building.

         ELEVENTH: Upon completion of construction of the Premises in accordance with this Lease and the Addendum hereto, Tenant shall accept the Premises in the condition they are in at the time of completion and agrees to maintain said Premises in the same condition, order and repair as they are at the commencement of said term, excepting only reasonable wear and tear arising from the use thereof under this agreement, and to make good to said Landlord immediately upon demand, any damage to water apparatus, or electric lights or any fixture, appliances or appurtenances of said Premises, or of the Building, beyond ordinary wear and tear caused by any act or negligence of Tenant, his employees, agents or assigns or invitees.

         TWELFTH: It is expressly agreed and understood by and between the parties to this agreement, that the Landlord shall not be liable for any damage or injury by water, which may be sustained by Tenant or other person or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other tenant or its agents, or employees or by reason of the breakage, leakage, or obstruction of the water, sewer or soil pipes, or other leakage in or about the Building unless the damage is caused by the faulty workmanship, materials or designs of Landlord's contractor, architect or engineer.

         THIRTEENTH: If the Tenant shall become insolvent or if bankruptcy proceedings shall be begun by or against the Tenant, before the end of said term the Landlord is hereby irrevocably authorized at its option, to forthwith cancel this Lease, as for a default. Landlord may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without affecting Landlord's rights as contained in this contract, but no receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the above described property by virtue of this contract.

         FOURTEENTH: This contract shall bind the Landlord and its assigns or successors, and the permitted assigns, or successors as the case may be, of the Tenant.

         FIFTEENTH: It is understood and agreed between the parties hereto that time is of the essence of this contract and this applies to all terms and conditions contained herein.

         SIXTEENTH: It is understood and agreed between the parties that written notice hand delivered, delivered by nationally recognized overnight courier or delivered certified mail to the Premises leased hereunder shall constitute sufficient notice to the Tenant and written notice hand delivered, delivered by nationally recognized overnight courier or certified mail delivered to the office of the Landlord shall constitute sufficient notice to the Landlord, to comply with the terms of this Lease.

         SEVENTEENTH: The rights of the Landlord under the foregoing shall be cumulative, and failure on the part of the Landlord to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

         EIGHTEENTH: INTENTIONALLY OMITTED.

         NINETEENTH: It is hereby understood and agreed that any signs or advertising to be used, including awnings, in connection with the Premises leased hereunder shall be first submitted to the


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Landlord the Architectural Review Board and the City of Deerfield Beach for
approval before installation of same. Landlord agrees not to unreasonably withhold its consent to any such signs or advertising, provided that they meet ARB and City requirements and Codes.

         TWENTIETH: INTENTIONALLY OMITTED.

         TWENTY-FIRST: Tenant shall not do anything in or on the Premises or bring or keep anything therein which will in any way increase risk of fire or rate of fire insurance, or which shall conflict with regulations of Broward County or with any insurance policy on the Building or any part thereof or with any rules or ordinances established by the Board of Health.

         TWENTY-SECOND: Any and all deliveries to the leased Premises shall be permitted only at the rear of the Building or, if in front of the Building, should be made in such a way as not to block traffic.

         TWENTY-THIRD: Landlord reserves the right to designate parking areas for Tenant and Tenant's employees. Under no condition is Tenant or its employees to park in any other tenant's parking spaces. Parking of vehicles blocking ingress and egress areas is prohibited. Parked vehicles are not to be of any type to create a nuisance to the Landlord or other Tenants. Parking parallel and adjacent to the Building is prohibited. Improperly parked cars may be towed by Landlord at owner's expense. Landlord agrees that the parking areas surrounding the Building shall be assigned to Tenant and the other tenant's in the Building in an equitable prorate basis substantially as set forth on Exhibit "B" attached with the tenant(s) other than Tenant to be entitled to fifty-four 54 parking spaces located substantially as set forth on Exhibit "B"

         TWENTY-FOURTH: There will be a LATE CHARGE for any rent not received in our office by THE 5TH DAY OF THE MONTH. The LATE CHARGE will be 5% of the monthly rent. in addition, payments overdue for more than fifteen (15) days shall accrue interest at the rate of 12% per annum.

         TWENTY-FIFTH: Maintenance and repairs of the ventilation, air-conditioning and heat serving the Premises including the lobby and other "core areas" located within the Premises, shall be the responsibility of the Tenant. An annual contract, paid for by Tenant, and entered into by Tenant with a company fully licensed in the State of Florida, shall provide for regular monthly service for changing belts, filters, other required parts, emergency service and the making of extraordinary repairs, and a copy of the contract shall be furnished to the Landlord promptly upon occupancy of the demised Premises and a copy of the maintenance log shall be furnished to the Landlord at the end of each calendar year. Landlord shall assign to Tenant or enforce on Tenant's behalf any and all warranties with respect to the HVAC system from both the HVAC subcontractor and Landlord's contractor.

         TWENTY-SIXTH: INTENTIONALLY OMITTED.

         TWENTY-SEVENTH: Tenant shall pay, in addition to the Base Rents reserved herein, "Additional Rent" which includes the following: (a) any and all sales taxes imposed on the Base Rent and Additional Rent provided for herein;
(b) its proportionate share of the reasonable expenses for the maintenance, operation and management of the Building and the common areas located in and around the Building in which the Premises are located including, without limitation, the parking areas, sidewalks, landscaping, and electrical, lighting and mechanical systems serving the Premises. Tenant's proportionate share shall be 80% (adjusted for changes in the numerator or denominator which arise from any casualty loss or condemnation loss to the Building and/or Premises) based upon the gross leasable area in the Premises divided by the gross leasable area located in the entire Building of which the Premises is a part; (c) its proportionate share as set forth above of the real estate taxes, intangible taxes, or any similar tax levied in place thereof, for the property of which the Premises forms a part; (d) its proportionate share of the cost of any insurance carried by Landlord on the Building in which the Premises are located and the common areas used in connection therewith; and the its proportionate share of any property owner's association dues. Tenant hereby covenants and agrees that it shall pay the Base Rent and Additional Rent in equal monthly installments in advance on the first day of each month. Landlord covenants and agrees that the "controllable" expenses included in the Additional Rent (i.e. expenses other than taxes, insurance premiums, association dues and other expenses beyond Landlord's reasonable control) shall not increase by more than 5% from one calendar year to the next.

Landlord shall prepare a budget at the close of each calendar year estimating the sums required for the succeeding year for the foregoing items. Tenant's share of same shall be computed by multiplying the sums so obtained by Tenant's percentage. Tenant shall pay one-twelfth of its share each month as Additional Rent. In the event that any month of the Term shall be less than a full month, then Additional Rent shall be apportioned on the basis of the number of days in said month.

Tenant shall also pay to Landlord within thirty (30) days of receipt of notice from Landlord from time to time the amount which, together with said monthly installments, will be sufficient to pay Tenant's proportionate share of any such Real Estate Taxes by November 1st of each year, not collected in the estimate above.


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In the event that Landlord is delayed in supplying to Tenant the amount due of its share of Additional Rent for the upcoming year, Tenant shall continue to pay its Additional Rent in the amount of the preceding year until noted otherwise by Landlord.

After the end of each calendar year, and after the end of the Term, Landlord shall submit to Tenant a statement in reasonable detail stating Tenant's proportionate share of the actual Additional Rent for such calendar year or partial calendar year; and stating whether or not the actual Additional Rent for the period in question is more or less than the amount paid for such period. Tenant shall pay to Landlord any deficiency within thirty (30) days after submission of such statement. Landlord shall apply any excess to the next Additional Rent payment(s) payable by Tenant, or, if the Term has expired, Landlord shall refund to Tenant any excess within thirty (30) days after submission of such statement of Tenant's proportionate share. Tenant's initial share of Additional Rent shall be $14,521.33 per month, and shall be adjusted each January 1, in accordance with the paragraphs above.

         TWENTY-EIGHTH: INTENTIONALLY OMITTED.

         TWENTY-NINTH: Commencing with the fourth lease year commencing on the third anniversary of the Rent Commencement Date, the Annual Base Rent shall be increased on January 1st of each year based upon the increase in the Consumer Price Index (United States Average for all Urban Wage Earners and Clerical Workers, U.S. City Average 1982 - 1984 = 100 or such other comparable index as Landlord may choose ("CPI"). The increased rent shall be calculated by multiplying the then current Annual Base Rent by a fraction, the numerator of which is the CPI for the month of December immediately preceding the increase and denominator of which is the CPI for the month of December in the preceding year. Notwithstanding the foregoing, once this provision comes into effect, the Annual Base Rent shall not increase by more than 5% from one year to the next. Landlord shall give Tenant prompt notice of any increase in Annual Base Rent and the monthly rental payments shall be adjusted accordingly.

         THIRTIETH: Tenant shall pay to Landlord the sum of $36,500.00 as security for Tenant's performance hereunder. Landlord shall deposit said sums in the escrow account of Catalfumo Management and Investment, Inc. until such time as construction of the Premises has been completed hereunder. Upon completion of the Premises the security deposit shall be transferred to Landlord's account to be held in accordance herewith. Upon receipt of the security deposit, Landlord may, at its option, apply the security deposit to cure any default by Tenant hereunder in which event Tenant shall immediately replenish the security deposit, the failure to do so shall be a default hereunder. Landlord may commingle the security deposit with other funds of Landlords and may assign the same to any successor of Landlord. If Tenant exercises its option to purchase the Building as provided for in the Addendum, the security deposit shall form a portion of the deposit due in connection with the exercise of the option. If Tenant has not exercised its option and is not in default or has not been in default and failed to cure said default within the applicable grace period, if any, for a period of two (2) years from the rent commencement date, the security deposit shall be returned to Tenant.

         THIRTY-FIRST: Tenant shall not allow any lien to be filed against the Premises for any mechanics or materialman liens for any work performed by or on behalf of Tenant and shall indemnify and hold Landlord harmless from loss or damage incurred by Landlord as a result of any such lien. Landlord shall ensure that no such lien is filed against the Premises or Building for any work performed by or on behalf of Landlord and shall indemnify and hold Tenant harmless from any damage incurred by Tenant as a result of any such lien.

         THIRTY-SECOND: Tenant shall maintain general liability insurance against claims for bodily injury and/or death or property damage occurring within the leases Premises with limited of coverage of not less than $500,000 for death or injury to one person, $1,000,000.00 for death or injury to more than one person in a common accident or occurrence and $100,000 for damage or injury to property including fire legal liability in the minimum amount of $50,000. Tenant shall maintain insurance covering the Premises for fire and extended coverage insurance with respect to the improvements, storefront glass, furniture, fixtures and equipment located on or about the Premises. The insurance company must be licensed to do business in the State of Florida and shall be with companies reasonably acceptable to Landlord and shall name Landlord and Landlord's lender as additional insureds. Tenant shall provide Landlord with certificates for said insurance form time to time as required by Landlord. Tenant hereby indemnifies and holds harmless Landlord from and against any and all claims, losses, damages or actions arising from, related to or in connection with Tenant's occupation of the Premises except for matters arising from the acts or negligence of Landlord, its employees, agent or assigns.

         THIRTY-THIRD: This Lease and the rights of Tenant hereunder are and shall at all times be subject and subordinate to each and every mortgage that now or hereafter may be a lien on the property of which the Premises are a part and to all renewals, extensions, modifications and future advances thereto. This provision shall be self operative and no further instrument or subordination shall be required by Landlord, provided however that Tenant agrees to execute any instrument reasonably requested by Landlord or its lenders to evidence such subordination with five (5) days of receipt. Tenant agrees to attorn to any transferee of Landlord or any successor of Landlord who obtains title as a result of a foreclosure of deed, in lieu of foreclosure, as if such transferee or successor was the original Landlord hereunder.


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Tenant's obligations hereunder are conditioned upon the holder of each and every mortgage to which this Lease is to be subordinate agreeing that Tenant shall not be disturbed in its occupancy of the Premises so long as Tenant is not in default of its obligations hereunder and on the mortgagee and Tenant entering into a non-disturbance agreement in form reasonably acceptable to Tenant to such effect.

         THIRTY-FOURTH: Tenant shall not store or dispose of any hazardous material or waste in or about the Premises. Tenant shall indemnify and hold Landlord harmless from and against any claims, damages, costs, expenses or actions which arise out of any breach of this provision and such indemnity shall survive the termination of the Lease.

         THIRTY-FIFTH: INTENTIONALLY OMITTED.

         THIRTY-SIXTH: LANDLORD AND TENANT SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT USE OR OCCUPANCY OF THE DEMISED PREMISES, AND EMERGENCY OR OTHER STATUTORY REMEDY.

         THIRTY-SEVENTH: Landlord and Tenant shall, at any time and from time to time, within ten (10) business days following notice execute, acknowledge and deliver to the party which gave such notice a statement in writing certifying that this Lease is unmodified and in full force and effect, or if there shall have been any modification(s) that the same is in full force and effect as modified and stating the modification(s), and the date to which the Rent and Additional Rents have been paid in advance.

         THIRTY-EIGHTH: Tenant shall comply and observe all reasonable Rules and Regulations which Landlord shall from time to time promulgate for the management and use of the Premises. Landlord shall have the right from time to time to amend or supplement any such Rules and Regulations, provided that Landlord agrees that such rules and regulations shall not unreasonably inhibit Tenant's operations. In all cases where Rules and Regulations are referred to in the Lease, Landlord agrees that Tenant will have the right to review and approve any rule or regulation changes prior to them going into effect. Tenant agrees to not unreasonably withhold its approval of said changes.

         THIRTY-NINTH: INTENTIONALLY OMITTED.

         FORTIETH: SEE ADDENDUM.

         FORTY-FIRST: INTENTIONALLY OMITTED.

         FORTY-SECOND: In the event that the whole or any part of said Premises shall be taken by any public authority under the power of eminent domain or like power, then the term hereof shall terminate as to the part of the Premises so taken, effective as of the date possession thereof shall be required to be delivered pursuant to the final order, judgment, or decree entered in the proceedings in the exercise of such power and the Rent and Additional Rent shall abate as to the portion of the Premises taken from the date possession is required to be delivered to the condemning authority. All damages awarded for the taking of the underlying Premises, or any part thereof, shall be payable in full amount hereof to and the same shall be the property of Landlord, including but not limited to, any sum paid or payable as compensation for loss of value of the leasehold or loss of the fee or any part of the Premises, and Tenant shall be entitled only to that portion of any award expressly stated to have been made to Tenant for loss of business and the loss of value and cost of removal of stock, equipment, furniture and fixtures owned by Tenant.

         FORTY-THIRD: INTENTIONALLY OMITTED.

         FORTY-FOURTH: INTENTIONALLY OMITTED.

         FORTY-FIFTH: In the event Tenant should fail to perform any non-monetary obligation required to be performed by Tenant hereunder, such shall not constitute an event of default until Landlord has provided Tenant with written notice, specifying the alleged non-performance, and indicating Tenant's right to cure same within thirty (30) days of the Tenant's receipt of said notice (certified mail, return receipt requested), or, in the event such non-performance is of such a nature that same cannot be cured with reasonable diligence within such thirty (30) day period, commence to cure same within such thirty (30) day period and thereafter prosecute the curing of same to completion with all due diligence.

         FORTY-SIXTH: INTENTIONALLY OMITTED.

         FORTY-SEVENTH: INTENTIONALLY OMITTED.

         FORTY-EIGHTH: HAZARDOUS SUBSTANCES

Lessee warrants and represents that it will, during the period of its occupancy of the Premises under this Lease, comply with all federal, state and local laws, regulations and ordinances with respect to the use, storage, treatment, disposal or transportation of Hazardous Substances. Lessee shall indemnify and hold Lessor harmless from and against any claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, reasonable attorney's' fees and costs) arising from the breach of the preceding warranty and representation.

For the purposes of this Section, the term "Hazardous Substances" shall be interpreted broadly to include but not be limited to substances designated as hazardous under the Resource Conservation and Recover Act, 42 U.S.C. S9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. S1257, et seq., the Clean Air Act, 42 U.S.C S2001, et seq, or the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. S9601, et seq., any applicable State Law or regulation. The term shall also be interpreted to include but not be limited to any substance which after release into the environment and upon exposure, ingestion, inhalation or assimilation, either directly from the environment or directly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer and/or genetic abnormalities, and oil and petroleum based derivatives.

The provisions of this Section shall be in addition to any other obligations or liabilities Lessee may have to Lessor at law and equity and shall survive termination of this Lease.

         FORTY-NINTH: RADON GAS

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         FIFTIETH: QUIET ENJOYMENT

Upon paying the Base Rent and Additional Rent and all other sums due hereunder, and upon Tenant's observance and keeping of all the covenants, agreements and conditions of this Lease, Tenant shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord; subject, however, to the terms, exceptions, reservations and conditions of this Lease.

         IN WITNESS WHEREOF, the parties have executed this instrument for the purposes herein expressed, the day and year above written.

Signed, sealed and delivered in the presence of:
WITNESSES (Names MUST be typed
under signatures)


                                             LANDLORD:


/s/ [ILLEGIBLE]                              /s/ DANIEL S. CATALFUMO
--------------------------------             --------------------------------
                                             DANIEL S. CATALFUMO, as Trustee
                                             under F.S. 689.071
/s/ [ILLEGIBLE]
-------------------------------

                                             TENANT:

                                             OUTSOURCE INTERNATIONAL, INC.


/s/ BARBARA T. MEALEY                        By: /s/ ROBERT LEFCORT
-------------------------------                 -----------------------------
                                                Executive Vice President

/s/ PHYLLIS J. HART
-------------------------------

                                    GUARANTY

         FOR VALUE RECEIVED and in consideration for and as an inducement of DANIEL S. CATALFUMO AS TRUSTEE UNDER F.S. 689.071 ("Landlord") making that certain Lease with OUTSOURCE INTERNATIONAL, INC. ("Tenant") dated October 19, 1995 (the "Lease"), the undersigned, on behalf of himself, his legal representatives, heirs, successors and assigns, guarantees to Landlord, Landlord's successors and assigns, the full performance and observance of all the provisions therein provided to be performed and observed by Tenant, including the Rules and Regulations, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion by Landlord against Tenant or any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification, extension, assignment or sublease of the Lease. In the event Landlord incurs any expenses in the enforcement of this guaranty whether legal action be instituted or not, the undersigned agrees to be liable for same (including reasonable attorney's fees) and to pay same promptly on demand by Landlord. The undersigned acknowledges that various corporations affiliated with the undersigned and also executing Guarantees of the Lease and the undersigned agrees that the obligations guaranteed by the undersigned and its affiliates shall be the joint and several obligations of the undersigned, Tenant and the other guarantors. AS A FURTHER INDUCEMENT TO LANDLORD TO MAKE THIS LEASE AND IN CONSIDERATION THEREOF, LANDLORD AND THE UNDERSIGNED AGREE THAT IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER LANDLORD OR THE UNDERSIGNED AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, UNDER, OR BY VIRTUE OF THE TERMS OF THIS LEASE OR OF THIS GUARANTY, THAT LANDLORD AND THE UNDERSIGNED SHALL AND DO HEREBY WAIVE TRIAL BY JURY.


WITNESSES:                                   LABOR WORLD USA, INC.
(Name MUST be typed under signatures)



/s/ [ILLEGIBLE]                              /s/ ROBERT LEFCORT
------------------------------               ----------------------------------
                                             Executive Vice President

/s/ PHYLLIS J. HART
------------------------------

                                    GUARANTY

         FOR VALUE RECEIVED and in consideration for and as an inducement of DANIEL S. CATALFUMO AS TRUSTEE UNDER F.S. 689.071 ("Landlord") making that certain Lease with OUTSOURCE INTERNATIONAL, INC. ("Tenant") dated October 19, 1995 (the "Lease"), the undersigned, on behalf of himself, his legal representatives, heirs, successors and assigns, guarantees to Landlord, Landlord's successors and assigns, the full performance and observance of all the provisions therein provided to be performed and observed by Tenant, including the Rules and Regulations, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion by Landlord against Tenant or any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification, extension, assignment or sublease of the Lease. In the event Landlord incurs any expenses in the enforcement of this guaranty whether legal action be instituted or not, the undersigned agrees to be liable for same (including reasonable attorney's fees) and to pay same promptly on demand by Landlord. The undersigned acknowledges that various corporations affiliated with the undersigned and also executing Guarantees of the Lease and the undersigned agrees that the obligations guaranteed by the undersigned and its affiliates shall be the joint and several obligations of the undersigned, Tenant and the other guarantors. AS A FURTHER INDUCEMENT TO LANDLORD TO MAKE THIS LEASE AND IN CONSIDERATION THEREOF, LANDLORD AND THE UNDERSIGNED AGREE THAT IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER LANDLORD OR THE UNDERSIGNED AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, UNDER, OR BY VIRTUE OF THE TERMS OF THIS LEASE OR OF THIS GUARANTY, THAT LANDLORD AND THE UNDERSIGNED SHALL AND DO HEREBY WAIVE TRIAL BY JURY.


WITNESSES:
(Name MUST be typed under signatures)


/s/ BARBARA T. MEALEY                        /s/ ROBERT LEFCORT
------------------------------               ----------------------------------
                                             Executive Vice President

/s/ PHYLLIS J. HART
------------------------------

                                    GUARANTY

         FOR VALUE RECEIVED and in consideration for and as an inducement of DANIEL S. CATALFUMO AS TRUSTEE UNDER F.S. 689.071 ("Landlord") making that certain Lease with OUTSOURCE INTERNATIONAL, INC. ("Tenant") dated October 19, 1995 (the "Lease"), the undersigned, on behalf of himself, his legal representatives, heirs, successors and assigns, guarantees to Landlord, Landlord's successors and assigns, the full performance and observance of all the provisions therein provided to be performed and observed by Tenant, including the Rules and Regulations, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion by Landlord against Tenant or any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification, extension, assignment or sublease of the Lease. In the event Landlord incurs any expenses in the enforcement of this guaranty whether legal action be instituted or not, the undersigned agrees to be liable for same (including reasonable attorney's fees) and to pay same promptly on demand by Landlord. The undersigned acknowledges that various corporations affiliated with the undersigned and also executing Guarantees of the Lease and the undersigned agrees that the obligations guaranteed by the undersigned and its affiliates shall be the joint and several obligations of the undersigned, Tenant and the other guarantors. AS A FURTHER INDUCEMENT TO LANDLORD TO MAKE THIS LEASE AND IN CONSIDERATION THEREOF, LANDLORD AND THE UNDERSIGNED AGREE THAT IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER LANDLORD OR THE UNDERSIGNED AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, UNDER, OR BY VIRTUE OF THE TERMS OF THIS LEASE OR OF THIS GUARANTY, THAT LANDLORD AND THE UNDERSIGNED SHALL AND DO HEREBY WAIVE TRIAL BY JURY.

WITNESSES:                                   OUTSOURCE FRANCHISING, INC.
(Name MUST be typed under signatures)


/s/ BARBARA T. MEALEY                        /s/ ROBERT LEFCORT
------------------------------               ----------------------------------
                                             Executive Vice President

/s/ PHYLLIS J. HART
------------------------------

                                    GUARANTY

         FOR VALUE RECEIVED and in consideration for and as an inducement of DANIEL S. CATALFUMO AS TRUSTEE UNDER F.S. 689.071 ("Landlord") making that certain Lease with OUTSOURCE INTERNATIONAL, INC. ("Tenant") dated October 19, 1995 (the"Lease"), the undersigned, on behalf of himself, his legal representatives, heirs, successors and assigns, guarantees to Landlord, Landlord's successors and assigns, the full performance and observance of all the provisions therein provided to be performed and observed by Tenant, including the Rules and Regulations, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion by Landlord against Tenant or any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification, extension, assignment or sublease of the Lease. In the event Landlord incurs any expenses in the enforcement of this guaranty whether legal action be instituted or not, the undersigned agrees to be liable for same (including reasonable attorney's fees) and to pay same promptly on demand by Landlord. The undersigned acknowledges that various corporations affiliated with the undersigned and also executing Guarantees of the Lease and the undersigned agrees that the obligations guaranteed by the undersigned and its affiliates shall be the joint and several obligations of the undersigned, Tenant and the other guarantors. AS A FURTHER INDUCEMENT TO LANDLORD TO MAKE THIS LEASE AND IN CONSIDERATION THEREOF, LANDLORD AND THE UNDERSIGNED AGREE THAT IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER LANDLORD OR THE UNDERSIGNED AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, UNDER, OR BY VIRTUE OF THE TERMS OF THIS LEASE OR OF THIS GUARANTY, THAT LANDLORD AND THE UNDERSIGNED SHALL AND DO HEREBY WAIVE TRIAL BY JURY.

WITNESSES:                                   SYNADYNE III, INC., f/k/a LABOR
(Name MUST be typed under signatures)        WORLD OF AMERICA ,INC.


/s/ BARBARA T. MEALEY                        /s/ ROBERT LEFCORT
------------------------------               ----------------------------------
                                             Executive Vice President

/s/ PHYLLIS J. HART
------------------------------

                                    GUARANTY

         FOR VALUE RECEIVED and in consideration for and as an inducement of DANIEL S. CATALFUMO AS TRUSTEE UNDER F.S. 689.071 ("Landlord") making that certain Lease with OUTSOURCE INTERNATIONAL, INC. ("Tenant") dated October 19, 1995 (the "Lease"), the undersigned, on behalf of himself, his legal representatives, heirs, successors and assigns, guarantees to Landlord, Landlord's successors and assigns, the full performance and observance of all the provisions therein provided to be performed and observed by Tenant, including the Rules and Regulations, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion by Landlord against Tenant or any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification, extension, assignment or sublease of the Lease. In the event Landlord incurs any expenses in the enforcement of this guaranty whether legal action be instituted or not, the undersigned agrees to be liable for same (including reasonable attorney's fees) and to pay same promptly on demand by Landlord. The undersigned acknowledges that various corporations affiliated with the undersigned and also executing Guarantees of the Lease and the undersigned agrees that the obligations guaranteed by the undersigned and its affiliates shall be the joint and several obligations of the undersigned, Tenant and the other guarantors. AS A FURTHER INDUCEMENT TO LANDLORD TO MAKE THIS LEASE AND IN CONSIDERATION THEREOF, LANDLORD AND THE UNDERSIGNED AGREE THAT IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER LANDLORD OR THE UNDERSIGNED AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, UNDER, OR BY VIRTUE OF THE TERMS OF THIS LEASE OR OF THIS GUARANTY, THAT LANDLORD AND THE UNDERSIGNED SHALL AND DO HEREBY WAIVE TRIAL BY JURY.


WITNESSES:                                   SYNADYNE I, INC.
(Name MUST be typed under signatures)


/s/ BARBARA T. MEALEY                        /s/ ROBERT LEFCORT
------------------------------               ----------------------------------
                                             Executive Vice President

/s/ PHYLLIS J. HART
------------------------------

                                    GUARANTY

      FOR VALUE RECEIVED and in consideration for and as an inducement of DANIEL
S. CATALFUMO AS TRUSTEE UNDER F.S. 689.071 ("Landlord") making that certain Lease with OUTSOURCE INTERNATIONAL, INC. ("Tenant") dated October 19, 1995 (the "Lease"), the undersigned, on behalf of himself, his legal representatives, heirs, successors and assigns, guarantees to Landlord, Landlord's successors and assigns, the full performance and observance of all the provisions therein provided to be performed and observed by Tenant, including the Rules and Regulations, without requiring any notice of non-payment, non-performance, or non observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion by Landlord against Tenant or any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification, extension, assignment or sublease of the Lease. In the event Landlord incurs any expenses in the enforcement of this guaranty whether legal action be instituted or not, the undersigned agrees to be liable for same (including reasonable attorney's fees) and to pay same promptly on demand by Landlord. The undersigned acknowledges that various corporations affiliated with the undersigned and also executing Guarantees of the Lease and the undersigned agrees that the obligations guaranteed by the undersigned and its affiliates shall be the Joint and several obligations of the undersigned, Tenant and the other guarantors. AS A FURTHER INDUCEMENT TO LANDLORD TO MAKE THIS LEASE AND IN CONSIDERATION THEREOF, LANDLORD AND THE UNDERSIGNED AGREE THAT IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER LANDLORD OR THE UNDERSIGNED AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, UNDER, OR BY VIRTUE OF THE TERMS OF THIS LEASE OR OF THIS GUARANTY, THAT LANDLORD AND THE UNDERSIGNED SHALL AND DO HEREBY WAIVE TRIAL BY JURY.


WITNESSES:                                   SYNADYNE II, INC.
(Name MUST be typed under signatures)


/s/ BARBARA T. MEALEY                        /s/ ROBERT LEFCORT
------------------------------               ----------------------------------
                                             Executive Vice President

/s/ PHYLLIS J. HART
------------------------------

                                    GUARANTY

         FOR VALUE RECEIVED and in consideration for and as an inducement of DANIEL S. CATALFUMO AS TRUSTEE UNDER F.S. 689.071 ("Landlord") making that certain Lease with OUTSOURCE INTERNATIONAL, INC. ("Tenant") dated October 19, 1995 (the "Lease"), the undersigned, on behalf of himself, his legal representatives, heirs, successors and assigns, guarantees to Landlord, Landlord's successors and assigns, the full performance and observance of all the provisions therein provided to be performed and observed by Tenant, including the Rules and Regulations, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion by Landlord against Tenant or any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification, extension, assignment or sublease of the Lease. In the event Landlord incurs any expenses in the enforcement of this guaranty whether legal action be instituted or not, the undersigned agrees to be liable for same (including reasonable attorney's fees) and to pay same promptly on demand by Landlord. The undersigned acknowledges that various corporations affiliated with the undersigned and also executing Guarantees of the Lease and the undersigned agrees that the obligations guaranteed by the undersigned and its affiliates shall be the joint and several obligations of the undersigned, Tenant and the other guarantors. AS A FURTHER INDUCEMENT TO LANDLORD TO MAKE THIS LEASE AND IN CONSIDERATION THEREOF, LANDLORD AND THE UNDERSIGNED AGREE THAT IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER LANDLORD OR THE UNDERSIGNED AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, UNDER, OR BY VIRTUE OF THE TERMS OF THIS LEASE OR OF THIS GUARANTY, THAT LANDLORD AND THE UNDERSIGNED SHALL AND DO HEREBY WAIVE TRIAL BY JURY.

WITNESSES:                                   SYNADYNE IV, INC.
(Name MUST be typed under signatures)


/s/ BARBARA T. MEALEY                        /s/ ROBERT LEFCORT
------------------------------               ----------------------------------
                                             Executive Vice President

/s/ PHYLLIS J. HART
------------------------------

                                    GUARANTY

         FOR VALUE RECEIVED and in consideration for and as an inducement of DANIEL S. CATALFUMO AS TRUSTEE UNDER F.S. 689.071 ("Landlord") making that certain Lease with OUTSOURCE INTERNATIONAL, INC. ("Tenant") dated October 19, 1995 (the "Lease"), the undersigned, on behalf of himself, his legal representatives, heirs, successors and assigns, guarantees to Landlord, Landlord's successors and assigns, the full performance and observance of all the provisions therein provided to be performed and observed by Tenant, including the Rules and Regulations, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion by Landlord against Tenant or any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification, extension, assignment or sublease of the Lease. In the event Landlord incurs any expenses in the enforcement of this guaranty whether legal action be instituted or not, the undersigned agrees to be liable for same (including reasonable attorney's fees) and to pay same promptly on demand by Landlord. The undersigned acknowledges that various corporations affiliated with the undersigned and also executing Guarantees of the Lease and the undersigned agrees that the obligations guaranteed by the undersigned and its affiliates shall be the joint and several obligations of the undersigned, Tenant and the other guarantors. AS A FURTHER INDUCEMENT TO LANDLORD TO MAKE THIS LEASE AND IN CONSIDERATION THEREOF, LANDLORD AND THE UNDERSIGNED AGREE THAT IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER LANDLORD OR THE UNDERSIGNED AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, UNDER, OR BY VIRTUE OF THE TERMS OF THIS LEASE OR OF THIS GUARANTY, THAT LANDLORD AND THE UNDERSIGNED SHALL AND DO HEREBY WAIVE TRIAL BY JURY.


WITNESSES:                                   SYNADYNE V, INC.
(Name MUST be typed under signatures)


/s/ BARBARA T. MEALEY                        /s/ ROBERT LEFCORT
------------------------------               ----------------------------------
                                             Executive Vice President

/s/ PHYLLIS J. HART
------------------------------

                                    GUARANTY

         FOR VALUE RECEIVED and in consideration for and as an inducement of DANIEL S. CATALFUMO AS TRUSTEE UNDER F.S. 689.071 ("Landlord") making that certain Lease with OUTSOURCE INTERNATIONAL, INC. ("Tenant") dated October 19, 1995 (the "Lease"), the undersigned, on behalf of himself, his legal representatives, heirs, successors and assigns, guarantees to Landlord, Landlord's successors and assigns, the full performance and observance of all the provisions therein provided to be performed and observed by Tenant, including the Rules and Regulations, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion by Landlord against Tenant or any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification, extension, assignment or sublease of the Lease. In the event Landlord incurs any expenses in the enforcement of this guaranty whether legal action be instituted or not, the undersigned agrees to be liable for same (including reasonable attorney's fees) and to pay same promptly on demand by Landlord. The undersigned acknowledges that various corporations affiliated with the undersigned and also executing Guarantees of the Lease and the undersigned agrees that the obligations guaranteed by the undersigned and its affiliates shall be the pint and several obligations of the undersigned, Tenant and the other guarantors. AS A FURTHER INDUCEMENT TO LANDLORD TO MAKE THIS LEASE AND IN CONSIDERATION THEREOF, LANDLORD AND THE UNDERSIGNED AGREE THAT IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER LANDLORD OR THE UNDERSIGNED AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, UNDER, OR BY VIRTUE OF THE TERMS OF THIS LEASE OR OF THIS GUARANTY, THAT LANDLORD AND THE UNDERSIGNED SHALL AND DO HEREBY WAIVE TRIAL BY JURY.


WITNESSES:                                   CAPITAL STAFFING FUND, INC.
(Name MUST be typed under signatures)


/s/ BARBARA T. MEALEY                        /s/ ROBERT LEFCORT
------------------------------               ----------------------------------
                                             Executive Vice President

/s/ PHYLLIS J. HART
------------------------------

                             RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, corridors and halls shall not be obstructed or used for any purpose other than ingress or egress without the prior written consent of Landlord.

2. No tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building; provided, however, that alterations, the construction of Tenant improvements, and decorating shall be permitted subject to the terms of the Lease with Tenant. No boring, cutting or stringing of wires, installation of telephones and call boxes, or laying of linoleum tile or other floor coverings shall be permitted without the prior written consent of Landlord which shall not be unreasonably withheld (and then subject to such restrictions as Landlord shall impose as a condition to such consent).

3. No bicycles, vehicles of animals or any kind (except for guide dogs for the blind) shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by any Tenant on the Premises without prior written consent of Landlord (and then subject to such restrictions as Landlord shall impose as a condition to such consent) for Tenant, its employees and invitees. No Tenant shall cause or permit any unusual or objectionable odors to escape from the Premises. Tenant shall be entitled to install a microwave and food vending machines for its employees and guests.

4. No Tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations, or otherwise disturb or interfere with occupants of this or neighboring buildings or Premises or those having business with them, whether by the use of musical instrument, radio, phonograph, unusual noise, or in any other way. Tenant shall be entitled to hold parties in the parking lot periodically provided said parties do not unreasonable disturb other tenants or obstruct access to, visibility of any other tenant's premises.

5. No Tenant shall throw anything out of doors or down the public corridors, stairwells, or other public areas of the Building.

6. The requirements of Tenants will be attended to only upon application to the Manager's Office or to such other place as Landlord may from time to time direct.

7. Canvassing, soliciting and peddling in the Building are prohibited and each Tenant shall cooperate to prevent the same.

8. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating and air conditioning system

9. (a) The parking areas shall be used for the parking of personal transportation vehicles (cars, pickups, motorcycles, etc.) only. The parking areas shall not be used for any other use including, without limitation, washing or repairing vehicles, overnight parking or other storage of vehicles, or loading and unloading (except in such zones as Landlord may from time to time designate for such purpose). Landlord agrees to designate a car washing zone in the parking areas provided that said zone shall not disturb any other tenants.

         (b) Landlord shall have no obligation to maintain any attendant at or for the parking areas. Landlord shall have no obligation or liability to Tenant, its agents, employees, or invitees, for any loss or damage suffered to property or persons on account of the use or misuse of the parking areas by persons other than Landlord.

         (c) Landlord reserves the right to use the parking areas for such other purposes as it may from time to time designate, provided any such other purpose does not unreasonably interfere with the use of the parking areas by Tenant for purposes of conducting Tenant's business on the Premises.

         (d) Landlord reserves the right to tow, or cause to be towed, any vehicle on account of any violation of these Rules and Regulations, and the costs thereof shall be borne by the owner or driver of the vehicle, provided Landlord complies with all required laws and regulations regarding towing.

10. Tenant shall familiarize each of its employees with the portions of this Exhibit pertinent to them.

11. Landlord reserves the right to modify these Rules and Regulations and to institute other reasonable Rules and Regulations from time to time, which substituted Rules and Regulations shall not unreasonably inhibit Tenant's operations in the Premises.

12. Tenants shall not store or dispose of any hazardous material or waste in or about the Premises. Tenant shall indemnify and hold Landlord harmless from and against any claims, damages, costs, expenses or actions which arise out of any breach of this provision and such indemnity shall survive the termination of this Lease.

13. Tenant shall use dumpster in a conscientious manner. Dumpster shall be used for OFFICE TRASH ONLY generated from the business located on the Premises. NO off-site debris, construction trash metal, wood or toxic waste may be disposed of in the dumpster. Any violations will necessitate action by way of (1 ) charges for extra pick-up, or (2) a separate dumpster for habitual offender with that Tenant paying for the extra dumpster charge IN FULL.


WITNESSES (Names MUST be typed under
SIGNATURES)                                  LANDLORD:


/s/ [ILLEGIBLE]                              By: /s/ DANIEL S. CATALFUMO
------------------------------                   ------------------------------
                                                  DANIEL S. CATALFUMO, as
                                                  Trustee under F.S. 689.071
/s/ [ILLEGIBLE]
------------------------------               TENANT:
                                             OUTSOURCE INTERNATIONAL, INC.

/s/ BARBARA T. MEALEY                        By: /s/ ROBERT LEFCORT
------------------------------                   ------------------------------
                                                   Executive Vice President

/s/ PHYLLIS J. HART
------------------------------

                                  EXHIBIT "A"

SKETCH OF DESCRIPTION

LAND DESCRIPTION:

Lots 12, 13, and 14 and a portion of Lots 11 and 15, NEWPORT CENTER, according to the Plot thereof are recorded in Plot Book 115, Page 13 of the Public Records of Broward County, Florida, being more particularly described as follows:

COMMENCING at the Southwest corner of Lot 16, as shown on said plot of NEWPORT CENTER; thence S 74"09'07" E, along the south boundary of said Lot 15 and 16, for a distance of 201.89 feet to the POINT OF BEGINNING; thence N 15"09'53" E,
481.57 feet to a point on the North boundary of said Lot 11, said point also being on the arc of a non-tangent curve, concave to the Southwest (radial line to said point bears N 01"32'49" E); thence Southeasterly along the North boundaries of said Lots 11, 12 and 13 and the arc of said curve, having a radius of 2,600.00 feet, a central angle of 11"51'56" and an arc distance of 538.44 feet to a point on the East boundary of said Lot 13; thence S 14"16'46" W. along the East boundaries of said Lots 13 and 14, for a distance of 560.00 feet to a point on the South boundary of said Lot 14; thence N 74"09'07" W, along the South boundaries of said Lots 14 and 15, for a distance of 547.08 feet to the POINT OF BEGINNING.

Said lands lying and situate in the City of Deerfield Beach, Broward County, Florida, containing 286,157 square feet, 6.57 acres, more or less.
* Together with an easement for ingress and egress over the "private roadway easement" shown on the Plat and on the attached sketch for access to East Newport Center Dr.
NOTES:

1. Reproductions of this Sketch are not valid unless sealed with an embossed Surveyor's seal.
2. No Title Opinion or Abstract to the subject properly has been provided. It is possible that there are Deeds, Easements, or other instruments (recorded or unrecorded) which may affect the subject property. No search of the Public Records has been made by the Surveyor.
3. The land description shown hereon was prepared by the Surveyor.
4. Bearings shown hereon are based on the plat with the South line of Lot 16, having a bearing of S 74"09'07" E.
5. Data shown hereon was compiled from instrument(s) of record and does not constitute a boundary survey.
6. Abbreviation Legend: A = Arc Length; pyramid = Central Angle; CL = Centerline; F.P.L. = Florida Power & Light Company; L.B. = Licensed Business; P.L.S. = Professional Land Surveyor; P.O.C. = Point of Beginning; P.O.C. = Point of Commencement; R/W = Right-of-Way; R = Radius.

CERTIFICATION:

I HEREBY CERTIFY that the attached Sketch and Description of the hereon described property is true and correct to the best of my knowledge and belief as prepared under my direction on September 26, 1995. I FURTHER CERTIFY that this Sketch and Description meets the Minimum Technical Standards set forth in Chapter 61G17, Florida Administrative Code, pursuant to Section 472.027, Florida Statutes.

                                           /s/ MICHAEL D. AVIROM
                                               --------------------------------
                                               Michael D. Avirom, P.L.S.
                                               Florida Registration No. 3268
                                               AVIROM - HALL & ASSOCIATES, INC.
                                               L.B. No. 3300

[LETTERHEAD]                                                      JOB / 5495-1

                                                                  DATE: 9-26-95

                                                                  SHEET 1 OF 3

SKETCH OF DESCRIPTION                                    EXHIBIT "A" (CONTINUED)

                                [GRAPHIC OF MAP]

[LETTERHEAD]                                                      JOB / 5495-1

                                                                  DATE: 9-26-95

                                                                  SHEET 2 OF 3

SKETCH OF DESCRIPTION                                    EXHIBIT "A" (CONTINUED)

                                [GRAPHIC OF MAP]

[LETTERHEAD]                                                      JOB / 5495-1

                                                                  DATE: 9-26-95

                                                                  SHEET 3 OF 3

WORKLETTER ESTIMATE FOR DAN   PRINTED 08/18/95   PAGE 1  EXHIBIT "A" (CONTINUED)

LESSOR:  THE CATALFUMO COMPANIES      CONTRACTOR: CATALFUMO COMPANIES
         1540 Latham Road                         1540 Latham Road
         West Palm Beach, Fl. 33409               West Palm Beach, Florida 33409

TEBABT                                LEASE AREA      - Sq. Ft.  SLAB HGT: 12.00
SPACE:   OUTSOURCE INTERNATIONAL,     USABLE                     CEILING
           INC.                         AREA     40,800 Sq. Ft.    HGT:    10.00

===============================================================================================================
BASIC LESSEE IMPROVEMENT ALLOWANCES & STANDARDS
---------------------------------------------------------------------------------------------------------------
ITEM                DESCRIPTION                       ALLOWANCE     UNIT OF    STANDARD     COST BY    COST PER
                                                      QUANTITY      MEASURE   UNIT COSTS     LESSOR     SQ. FT.
---------------------------------------------------------------------------------------------------------------
GENERAL
CONDITIONS:

DEMISING WALLS;    Demising partitions at multiple
CORRIDOR WALLS:    Tenant floor corridors will be
                   provided as outlined herein.
                   3-5/8" metal stud with 5/8" Type
                   "I" drywall to slab above with
                   3-1/2" fiberglass sound insulation
                   installed within the partition.
                   2.5 linear foot per each 100 sq.
                   ft. of usable area                   1,000          LP       $22.90     $22,900.00    $0.57

INTERIOR WALLS:    3-5/8" metal studs with 5/8"
(Tenant Partit.)   gypsum wall board installed to
                   10'0" in height. ALLOWANCE: 1
                   linear foot of partition per 12
                   sq.ft. of usable area.               3,333          LP       $24.61     $82,025.13    $2.05

EXTERIOR WALLS:    1/2" Regular drywall installed
(To Window Sill)   on metal furring below window
                   unit. Drywall sill & header.
                   Allowance: 1 linear foot per
                   each 30 sq.ft. of usable area.       1,333          LP       $16.39     $21,847.87    $0.55

PAINTING:          Two coats of latex palot or One
                   coat of oil base primer per
                   Building Standard partition
                   allowance.                          87,991          SF       $0.40      $35,196.20     $0.88

ENTRY DOOR:        3'0"-7'0" solid core stain
                   grade Birch door; in a painted
                   hollow metal frame; Hardware to
                   be Schlage "A" Series cylindrical
                   lock, 2 pair of hinges, door stop
                   and a surface mounted closer. All
                   hardware to have brushed chrome
                   finish (626) ALLOWANCE: 1 door
                   assembly per 5,000                       8          EA      $973.40      $7,787.20     $0.19

INTERIOR DOORS:    3' - 0" X 6' - 8" solid core
(Tenant Doors)     stained Birch door; in a paint
                   grade wood frame; Hardware to be
                   Schlage "S" Series cylindrical
                   latch set with lever type handel,
                   1-1/2 pair of hinges and a door
                   stop. All hardware to be brushed
                   chrome finish (626). ALLOWANCE: 1
                   door assembly per 350 sq.ft. of
                   usable area.                           114          EA      $275.00      $31,350.00    $0.78

ACOUSTIC           Complete ceiling area at finished
CEILING:           height of 9'-10'; 2' x 2' x 5/8"
                   Class "A" regular, lay-in white
                   acoustic tile ceiling with exposed
                   white grid                          40,000          SF       $1.15       $46,000.00    $1.15

BASE:              Building Standard 4" vinyl base;
                   in accordance with Building
                   Standard partition allowance         7,199          LF       $0.90        $6,479.10    $0.16
                   Upgrade base to wood in 8,000 s.f.   1,800          LF       $3.50        $6,299.30    $0.16

WORKLETTER ESTIMATE FOR DAN   PRINTED 08/18/95   PAGE 2  EXHIBIT "A" (CONTINUED)

CARPET:            Building Standard glue-down
                   commercial carpet:                   3,911          SY      $13.50       $52,798.50    $1.32
                   Upgrade carpet allowance in
                   8,000 s.f.                             908          SY      $16.00       $15,644.80    $0.39

COMMON AREA        Common Area restroom facilities
RESTROOMS:         equiped with Building Standard
                   fixtures, toilet partitions,
                   bath accessories, ceramic tile
                   floors & vainscot, etc. . . .
                   All restroom  facilities are
                   constructed to meet handicap and
                   local building codes as follows:
                   Allowance: 2 men's and 2 women's
                   restrooms with five (5) toilets
                   and (4) sinks to each women's
                   restroom, three (3) toilets,
                   three urinals and four (4) sinks
                   in each men's restroom. Allowance
                   also includes six (6) drinking
                   fountains (3 per floor) and two
                   janitor's closets with top sink.         4           EA  $33,730.00      $134,920.00    $3.37

PRIVATE/EXECUTIVE  Private/Executive restroom
RESTROOMS:         facilities equiped with Building
                   Standard plumbing fixtures,
                   ceramic tile floors & vainscot,
                   bath accessories, etc. . . .
                   Allowance: 4 restrooms complete         4           EA   $2,684.00       $10,736.00    $0.27

FIRE SPRINKLERS:   Relocation of shell building fire
                   sprinkler heads for interior lay-
                   out. Allowance 1 semi-recessed
                   fire sprinkler head per 100 square
                   feet.                                 400           EA      $75.00       $30,000.00    $0.75

AIR CONDITIONING:  One (or at the Landlord's option,
                   several) split system, air to air
                   A/C unit(s) will be provided for
                   cooling, ventilating and where
                   necessary, heating the demised
                   premises. Units will be complete
                   with air distribution ductwork,
                   air outlets, automatic controls
                   and electric wiring. System will
                   be capable of maintaining comfort
                   conditions in the leased space(s)
                   under normal office occupancy
                   heating / cooling loads.
                   Allowance: 1 ton per 325 square
                   foot of usable area.                  123         TONS     $950.00      $116,850.00    $2.92

ELECTRICAL         Extension of existing building
DISTRIBUTION:      electrical service (277/480 volt)
                   into Tenant Space for
                   distribution to electrical
                   devises. Each Tenant will be
                   provided with an adequate
                   electrical service to accomodate
                   normal office occupancy
                   electrical requirements.
                   Additional electrical
                   requirements above and beyond
                   that provided by the Landlord
                   will be at Tenant's sole cost
                   and expense.                       40,000           SF       $1.00       $40,000.00    $1.00

LIGHT FIXTURES:    Lighting will be Building
                   Standard recessed flourescent
                   2' X 4' 3-tube fixtures with
                   acrylic lenses. One light
                   fixture will be provided for
                   every 80 square feet of Tenant
                   usuable area.                         400           EA      $95.00       $38,000.00    $0.95
                   Upgrade light fixtures to
                   parabolic in 8,000 s.f.               100           EA     $140.00       $14,000.00    $0.35

SWITCHES:          Building standard toggle
                   switch, single pole w/cover
                   plate. 1 switch per 225 square
                   feet of useable area.                 178           EA      $36.00        $6,408.00    $0.16

DUPLEX OUTLETS:    Building standard duplex outlet,
                   wall mount, 120 volt 1 outlet
                   for every 70 square feet of
                   usable area.                          571           EA      $36.00       $20,556.00    $0.51

TELEPHONE OUTLETS: Building standard telephone
                   outlet (Unwired): 1 outlet per
                   150 square feet of useable area.      267           EA      $25.00        $6,675.00    $0.17

WORKLETTER ESTIMATE FOR DAN   PRINTED 08/18/95   PAGE 3  EXHIBIT "A" (CONTINUED)

EXIT LIGHTS:       Building standard exit light
                   w/ battery pack: 1 sign for
                   each 1500 sq.ft. of usable area.       26           EA     $250.00        $6,500.00    $0.16

EMERGENCY LIGHTS:  Building standard emergency
                   light with battery pack: 1
                   light per 1 500 sq.ft. of usable
                   area.                                  26           EA     $250.00        $6,500.00    $0.16

LIFE SAFETY        Building standard life safety
SPEAKERS:          speaker: 1 speaker for every
                   3000 sq.ft.                            13           EA     $250.00        $3,250.00    $0.08

SPECIALITIES:      Additional Interior Build-Out
                   Allowance for window treatments,
                   upgraded lighting, cabinets,
                   security systems, work out room
                   upgrades, etc.                     40,000           SF       $2.00       $80,000.00    $2.00

ENTRY LOBBY:       Building entry lobby complete
                   with granet flooring and base,
                   wallcoverings, upgraded ceilings,
                   drywall soffits and light cove.
                   Allowance 2,000 square feet.        2,000           SF      $35.00       $70,000.00    $1.75

ARCHITECTURAL &    Professional Fees for
ENGINEERING FEES:  Architectural and Engineering
                   Services to complete Interior
                   Working Drawings                40,000.00           SF       $1.75       $70,000.00    $1.75

PERMIT:            Building and Trade Permits
                   for Interior Build-Out:            40,000           SF       $0.34       $13,600.00    $0.34
---------------------------------------------------------------------------------------------------------------
TOTAL ALLOWANCES:                                     40,000           SF      $24.91      $996,323.10   $24.91
---------------------------------------------------------------------------------------------------------------
CONTRACTOR'S OVERHEAD:                                                            101       $99,632.31    $2.49
---------------------------------------------------------------------------------------------------------------
TOTAL WORK LETTER ALLOWANCE:                                                             $1,095,955.41   $27.40
---------------------------------------------------------------------------------------------------------------

                                                              September 13, 1995

                                 SPECIFICATIONS
                                      for
                          SITE WORK AND BUILDING SHELL
                                      for
                            OUTSOURCE INTERNATIONAL

I.    ASSUMPTIONS

      A.   Site size approximately 4.52 acres.
      B.   Two story building of 50,000 square feet total.
      C. All construction will conform to State and Local building codes and meet ADA 1990 compliance requirements.

II.   LIFE SAFETY

      A.   Building shall comply with all local and state codes.

III.  GENERAL

      A.   Architectural
      B.   Structural Engineering
      C.   Civil Engineering
      D.   Mechanical Engineering
      E.   Electrical Engineering
      F.   Landscaping Architect
      G.   Traffic Engineering
      H.   Soils and Environmental Engineering
      I.   Surveys
      J.   Site Plan Approval
      K.   Traffic Impact Fees
      L.   Developer's Agreement Fees regarding Water and Sewer
      M.   Building Permit Fees

      N.   Testing
           1. Concrete Compression Tests
           2. Soil Compaction Tests
      O.   Structural inspections.
      P.   Temporary utilities, telephone and water for construction.
      Q.   Temporary services, trailer rental and portable toilets.
      R.   Trash removal during construction.
      S.   Final clean of entire building, windows, floors, etc.

IV.   SITE WORK

      A.   Clearing and grading of site.
      B. Clean fill spread and compacted to sub-grade for building pad, parking lot and landscape areas.
      C. Storm water and retention systems are required to comply with requirements of all governmental agencies.
      D.   Water and sewer services from property line to building.
      E. Fire hydrant(s) as required to meet local Fire Marshall's requirements.
      F. Conduit for telephone and power service from property line to building.
      G.   Paving layout in accordance with site plan.
           1. 271 parking spaces.
           2. Parking area to be 6" compacted limestone rock base or crushed concrete with 1" of asphalt.
           3. Stripes, bumpers, handicapped signage as required.
      H. Concrete walks at building entries and extruded curbs at parking lot end islands.
      I. Concrete slab, six foot high concrete block dumpster enclosure with gates.
      J.   Landscape and irrigation of site to meet city and park criteria.
      K. Irrigation to include all timers, pumps, heads and piping to achieve required coverage.

V.    SITE LIGHTING

      A. Site lighting to consist of concrete light poles with lighting sufficient to illuminate all parking areas to local code requirements.

VI.   BASE BUILDING STRUCTURE

      A. Two-story 50,000 square foot building shell to be constructed to meet South Florida Building Code and Hurricane Code.
      B.   3,000 PSI concrete slab, 4" thick.
      C. Second floor PSI 60 lb live load and 20 lb dead load for total of 80 lb load.

      D. 8" concrete block exterior walls with lightly textured stucco finish (similar to stucco finish at new Motorola building in Quantum) painted with two (2) coats of high quality paint.
      E.   Floor to deck height:
           1. First floor 12'
           2. Second floor 12'
      F.   Roof construction shall be structural steel and bar joists.
      G. Exterior bronze glass windows. Entry doors and windows to have anodized aluminum frames.
      H. One(1) 3,000 lb. elevator with fireman's return. (See attached specifications)
      I.   Stairway(s) to code.

VII.  ROOFING

      A. Roofing to meet or exceed all hurricane and wind requirements of South Florida Building Codes.
      B. Internal sound insulated roof drains at exterior wall on two sides of building.
      C. Roofing system to be built up three-ply. Roof to be pitched for adequate drainage toward roof scuppers and internal drains.
      D.   Manufacturer's bond for proposed system is 10 years minimum.
      E.   Minimum R value of R-19.
      F.   Ladder and roof hatch for access to the roof.

VIII. ELECTRONIC/PHONE ROOM

      A. Electrical room 1000 amp switch. Service to be 227/480 volt if available or 220.

IX.   FIRE SPRINKLERS

      A.   Building to be fully fire sprinkleres according to the NFPA
           Standards.

X.    GLASS AND GLAZING

      A. Front entry area shall be 1/4" thick bronze store front glass. Frames to be anodized aluminum. Color to be selected from standard colors.
      B. Entry doors - double swinging glass store front narrow stile doors at lobby entry area.

EXCLUSIONS - NOT IN PROPOSAL

In addition to any other items not included in this proposal, the following items are excluded:

      1.   Building signage or site signage.

      2.   Appliances.
      3.   Security system or card access system.
      4.   Utility deposits of any kind.

NOTE: The aforementioned qualifications are meant to serve strictly for guideline purposes. It is expressly understood that any final agreement shall be based upon a detailed set of plans and specifications to be approved by both Landlord and Tenant.

[OLSON GROUP INTERNATIONAL, INC. LETTERHEAD]

SEPTEMBER 11, 1995
Revised 9/15/95 W/ response from Catalfumo
Revised 9/19/95

OUTSOURCE INTERNATIONAL
8000 N. FEDERAL HIGHWAY
BOCA RATON, FLORIDA 33487

REVISED BUILDING QUESTIONNAIRE
50,000 SQ.FT. 2 STORY OFFICE BUILDING
NEWPORT CENTER
DEERFIELD BEACH, FLORIDA

This memo shows the response from Catalfumo regarding the September 11th memo. Response is in bold type. We have also included items that may result in additional costs to OutSource International. Please review these items and give me a call so we can finalize the numbers and procedures.

INTERIORS AND BASE BUILDING:

1. Catalfumo gave permission for OutSource International to shift quantities/ dollar values for each selected trade and or professional fees.
R:   AGREES EXCEPT FOR BASE BUILDING DOLLARS.

2.   Cabling is NIC to Catalfumo.
R:   ALSO INCLUDES VOICE AND DATA NIC.

3. Interior Design services are NIC. OutSource will be required to provide there own Interior Design finishes and details. These finishes can be presented by Outsource's Designer and Catalfumo's Architect will coordinate these documents. OGI will recommend designers to Outsource International. The projected fee for interior design services with limited scope is in the range of .30 - .40 cents per square foot.
R: AGREES BUT THE SELECTED DESIGNER MUST HAVE AUTOCADD TO BE COMPATIBLE WITH CATALFUMO'S ARCHITECT.

4. Programming will be completed by OutSource International. The estimated value is .15 cents per sq.ft. and is not included in the Architects base fee of $1.75.
R:   AGREES:

Page Two:

5. Catalfumo acknowledged that there would be three competitive bids for each trade. OutSource International can recommend a subcontractor for any trade on the interior construction. These subcontractors must be approved by Catalfumo first.
R: THESE BIDS WILL BE ACCEPTED FOR INTERIOR ONLY. NOT BASE BUILDING. THE RECOMMENDED SUBS FROM OUTSOURCE MUST CONFORM TO THE SCHEDULE PREPARED BY CATALFUMO AND THEIR RULES OF CONSTRUCTION.

6. All telephone jacks will have ( 2 ) 1/2" conduits for both voice and data at each pull.
R:   AGREES.

7. Catalfumo will supply prices for 7'0" and 8'0" doors in lieu of 6'8" doors specified.
R:   STILL AWAITING PRICES FROM JAN WOLFE.

8. Port "A" Couchero is NIC. Catalfumo estimated the cost was $14-$15 per square foot of roofed area.
R: THIS NUMBER IS AN ESTIMATE AT THIS TIME. IT ALSO WILL BE REQUIRED TO CONFORM TO LOCAL ZONING APPROVALS AND PERMIT PROCESS.

9.   One hydraulic elevator of 3000 lbs is included.
R:   AGREES, BUT WE NEED TO KNOW THE SIZE L X W X H

10. Supplemental designs for AC for special areas are not included in the base fee of $1.75 per sq.ft. The add for this work is about .06 - .08 cents per foot.
R:   AGREES.

11. Overall watts per square foot for the entire space is 17 watts. Specific needs for distribution will be determined by OutSource International.
R:   AGREES.

12. Solar Cool glass is an additional $2.50 per sq.ft. of glazed area. Tim Page will advise of payback for savings time period.
R:   THIS ESTIMATE WILL BE ABOUT $3.00 PER SQ.FT.

13. Hurricane shutters are included in base price of building. OutSource International was informed that they must store these shutters on site.
R: THIS VALUE IS AROUND $3.00 PER SQ.FT. THE EXACT DESIGN WILL BE CONFIRMED, BUT THE BUILDING WILL MEET THE REQUIRED CODES.

Page Three:

BASE BUILDING SPECIFICATIONS:

We have reviewed the base building specifications supplied by Catalfumo and please note the following budget conclusions.

1. The base building core can be built for about $36.00 per square foot or $1,800,000.00

2. The interior fit up number for $29.00 per sq. ft. we feel is adequate to accommodate OutSource's needs. This number is $1,450,000.00

3. Therefore that gives us an approximate land value, permit fees, commissions, profit etc of $2,050,000.00

4. Catalfumo will allow a review of finishes and related costs associated with design changes to the exterior of the building. If these revisions do save money on the base building, money can be reallocated. This will not be written in the lease, but will be a verbal agreement between Can Catalfumo and OutSource.

5. We have received from Catalfumo interior specifications for items that we requested information on:

          Toilets:                      American Standard or equal
          Bathroom Accessories:         Bobrick or equal
          Ceramic Tile:                 American Olean 2"x2" floor
                                        41/4"x41/4" wall
          Base:                         Mercer or equal
          Carpet: Dimension,            100% nylon different grades
          Light Fixtures:               2'x4', 3 lamp 18 cell parabolid with
                                        electronic ballasts and F40CWWN watt
                                        misers. Lithonia or equal.
          Acoustical Ceilings:          Building standard 2'x2', class A regular
                                        with 15/16" exposed white grid.
                                        Armstrong 704A or equal.

I have included a typical list of items that we feel will require additional funding other than what is listed on the workletter form. Please note that this is only a list for reference and will need to be clarified. OutSource's input is critical to finalizing any budget numbers relating to these items.

[CATALFUMO LETTERHEAD]

September 15, 1995

Mr. Glenn Olson
President
OLSON GROUP INTERNATIONAL, INC.
10242 N.W. 47th Street, Suite 39
Sunrise, FL 33351

Mr. Joseph Perillo
President
PERILLO CONSTRUCTION, INC.
1304 S.W. 160th Avenue
Suite 104
Ft. Lauderdale, FL 33326

RE: OUTSOURCE INTERNATIONAL BUILD-TO-SUIT

Gentlemen:

     Regarding your memo dated September 11, 1995, our response is as follows:

     1.   Agreed.

     2.   Neither data or phone cabling is the responsibility of Catalfumo.

     3. Interior design services are NIC. Catalfumo's architect will insert designers specification, if any, within his plans. Please select a designer who uses compatible software with our architect so date transfer is simplified. Catalfumo makes no representation as to what your interiors design costs should be.

     4.   Your statement is correct.

     5. Agreed. Subcontractors must perform according to Catalfumo scheduling and standards.

     6.   Your statement is correct.

     7. Door 6'8" are in our budget. Catalfumo will supply price for 7'0" and 8'0" doors as an upgrade.

                         OUTSOURCE INTERNATIONAL, INC.
                BASIC LESSEE IMPROVEMENT ALLOWANCES & STANDARDS

                        TYPICAL MATERIAL SPECIFICATIONS

ACOUSTICAL CEILINGS: Building standard ceiling system shall be 2'-0" x 2'-0" x 5/8" Class "A" regular, lay-in white acoustical tile ceiling with 15/16" exposed white grid. Armstrong 704A or equal.

BASE: Building standard vinyl base shall be 4" vinyl cove base. Mercer or equal.

CARPET: Building standard carpet shall be 30 oz. cut pile 100% nylon, commercial grade carpet or 26 oz. level loop, 100% nylon commercial grade carpet installed using direct glue method. Dimension carpet "Flavors 30". Dimension carpet "670 Reunion"

UPGRADE CARPET: Building standard upgrade carpet shall be 36 oz. cut pile, 100% nylon commercial grade carpet. Dimension carpet "Flavors 36".

RESTROOM FACILITIES: Building standard restroom facilities shall include the following:
/bullet/ CERAMIC FLOOR TILE: Shall be 2" x 2" unglazed mosaic floor tile, standard grade. American Olean or equal in groups 1 and 2 only. Ceramic WALL tile shall be 4 1/4 x 4 1/4 glazed wall tile, solid color straight pattern. American Olean or equal bright or matt glazed.
/bullet/ PLUMBING FIXTURES: Shall be American Standard or equal white in color. /bullet/ BATH ACCESSORIES: Shall be Bobrick or equal.

ELECTRICAL LIGHT FIXTURES: Standard fixtures shall be 2' x 4'; 3-tube flourescent fixture with acrylic lens. Fixture shall be equipped with energy saving ballasts and F40CWWN watt miser bulbs. Lithonia or equal.

UPGRADE LIGHT FIXTURES: Shall be 2' x 4', 3-tube flourescent fixture with 18 cell parabollo lens. Fixture shall be equipped with energy saving ballasts and F40CWWM watt miser bulbs. Lithonia or equal.

Mr. Glenn Olson
President
OLSON GROUP INTERNATIONAL, INC.

and

Mr. Joseph Perillo
President
PERILLO CONSTRUCTION, INC.
September 15, 1995
Page Two

     8. Porto-co-chere is NIC. Estimated cost is $14 - $15 per square foot of roof area, but is subject to construction plan. The availability of a porte-co-chere is subject to site plan approval.

     9.   Agree.

     10.  Agree.

     11.  Your statement is correct.

     12. Glass in budget has shade coefficient of .69. High performance glass has shade coefficient of .44. The additional cost is $2.50 - $3.00 psf of surface area of glass. The payback estimate by our HVAC consultant cannot be calculated without knowing the base electric bill. He did say the energy savings would be on the order of 10% of your monthly energy bill depending on the ultimate design.

     13. The building will meet the hurricane code requirements for Broward County.

     Jan will contact Joe Perillo directly about additional specifications.

                                        Sincerely,

                                        /s/ TIMOTHY J. PAGE
                                            -----------------------
                                            Timothy J. Page
                                            Director of Development

dls

                                  EXHIBIT "B"

                                [GRAPHIC OF MAP]

                              SIGN SPECIFICATIONS

     All signs shall be subject to the approval of Landlord, the City of Deerfield Beach and the Architectural Review Board of Newport Center. Prior to fabrication Tenant shall obtain all required approvals and provide evidence of same to Landlord. Landlord's consent shall be determined by whether or not the signs meet the requirements of the Declaration of Covenants, Restrictions and Easements for Newport Center.

                               LEASING SITE PLAN

To Lease dated the 19th day of October, 1995 between Daniel S. Catalfumo as "Landlord", and OutSource International, Inc., as "Tenant".

                        TO BE PREPARED FOR PER ADDENDUM

                                   EXHIBIT C


OUTSOURCE INTERNATIONAL

                                                                 ESTIMATED
                                                                 PRICE
TOTAL SQ. FT.         50,000                                     PER
                                             BUDGET              SQ. FT.

CATEGORY

INSURANCE                                    $ 11,000            $0.22

ASSOCIATION DUES                             $ 13,217            $0.26

MANAGEMENT FEES                              $ 27,500            $0.55

REPAIR AND MAINTENANCE                       $ 10,000            $0.20

IRRIGATION SYSTEM                            $  1,000            $0.02

LANDSCAPE MAINTENANCE                        $ 15,000            $0.30

LANDSCAPE REPLACEMENT                        $    500            $0.01

JANITORIAL (By Tenant)                       $      0            $0.00

MISCELLANEOUS                                $  1,000            $0.02

R.E. TAX EXPENSE                             $ 77,500            $1.55

RESERVES (parking lot/lighting/roof)         $  1,500            $0.03

TAXES AND LICENSES                           $  1,000            $0.02

TELEPHONE (ELEVATOR)                         $  1,000            $0.02

ELECTRIC EXPENSE                             $  6,000            $0.12

WATER/SEWER                                  $  4,000            $0.08

WASTE EXPENSE                                $  4,500            $0.09
                                             --------            -----
TOTAL EXPENSES                               $174,717            $3.49
                                             ========            =====


NOTES:

                                    ADDENDUM

         THIS ADDENDUM is executed this___day of October, 1995, by and between DANIEL S. CATALFUMO, as Trustee under F.S. 689.071, ("Landlord") and OUTSOURCE INTERNATIONAL, INC. ("Tenant").

                              B A C K G R O U N D:

         A. Landlord and Tenant have entered into that certain Lease of even date herewith to which this Addendum is attached.

         B. Landlord and Tenant desire to amend the Lease as set forth below.

         NOW THEREFORE, in consideration of the sum of $10.00 and other good and valuable consideration, the parties agree as follows:

         1. BASE RENT AND ADDITIONAL RENT. The Base Rent under the Lease for the first two lease years commencing on the Rent Commencement Date shall be $438,000.00 annually, payable in monthly installments of $36,500.00. Commencing with the third lease year, the Base Rent shall be $510,000.00 annually, payable in monthly installments of $42,500.00. Thereafter, Base Rent shall escalate in accordance with the provisions of paragraph twenty-ninth of the Lease. The Additional Rent (common area expenses and sales taxes under paragraph Twenty-Seventh) is initially estimated to be $174,256.00 annually, payable in monthly installments of $14,521.33 based upon the estimate of common area expenses as set forth on Exhibit "C". The Base Rent, Additional Rent and Purchase Option Price pursuant to paragraph 2 below are all based on Tenant leasing 40,000 gross square feet in a 50,000 gross square foot building. Upon completion of the construction of the Building and Premises, Landlord shall cause the Building and Premises to be measured to determine the actual as built square footage of the Building and the Premises. The square footage of the Premises shall be determined by measuring from the outside of the exterior walls to the middle of any interior demising walls. The square footage of the Building shall be measured from the outside of the exterior walls to the outside of exterior walls. If the square footage of the Premises is more than 40,000 square feet, the Base Rent for the first lease year shall be increased based on $10.95 per gross square foot per year. In no event shall Tenant design the premises to contain less than 40,000 square feet. If the square footage of the Building is more or less than 50,000 square feet, the Purchase Option Price shall be adjusted up or down based on a purchase price of $106.00 per square foot. Landlord's architect shall measure the Building and Premises and provide the measurement to Landlord and Tenant. If Tenant desires to confirm the measurement, Tenant may retain an independent, licensed architect or engineer to measure the Building and Premises at Tenant's expense. If the measurements differ, Landlord's architect and Tenant's retained architect/engineer shall confer and agree on the measurement and the agreed measurement shall be binding on Landlord and Tenant.

         2. OPTION TO PURCHASE. Tenant shall have the Option to Purchase the 50,000 square foot Building in which the Premises are located for a period commencing on the date of execution hereof and ending two (2) years from the date of issuance of the Certificate of Occupancy for the Building. The terms of the Option shall be in accordance with the Option Agreement attached hereto as Exhibit "B".

         3. BALANCE OF SPACE IN BUILDING. Landlord agrees that it shall not actively market the remaining 10,000 square feet in the Building until February 1, 1996, and when commencing such marketing shall give highest priority to tenants seeking lease terms of five (5) years or less to allow for possible expansion by Tenant. Prior to February 1, 1996, Landlord agrees that it will agree to lease the remaining 10,000 square feet to Tenant on the same terms and conditions as set forth herein, except that the Improvement Allowance shall be $27.50 per square foot and the General Conditions and Supervision changes of Landlord's contractor shall be deducted from the Improvement Allowance.

C. All work on the Tenant Improvements shall be performed, and all materials shall be obtained, by Contractor. Tenant shall be entitled to, at its own expense, have an architect or engineer to monitor the progress of construction of the Building and Tenant Improvements. Landlord shall grant Tenant's representatives free access to the Building and Premises during construction provided that all such accesses are in accordance with good construction safety procedures, Tenant indemnifies Landlord and holds Landlord harmless from any claim or damage arising out of Tenant's representative having access to the Premises and Building, and provided that neither Tenant's representative nor Tenant shall interfere with the construction of the Building and Tenant Improvements. Contractor shall warrant the quality and workmanship of the Building and Site Improvements and Tenant Improvements for a period of one (1) year after completion of the Building and Tenant Improvements.

D. Landlord shall provide Tenant with an improvement allowance (the "Improvement Allowance") which shall be applied to the cost of (i) the Architect preparing the Plans and Specifications for the Tenant Improvements (but not for interior design and programming services),
         (ii) obtaining the required permits, and (iii) completing the construction of the Tenant Improvements in accordance with the terms of this Lease. The Improvement Allowance shall be in an amount equal to $29.00 per square foot multiplied times the gross square footage as shown in the Plans and Specifications approved by Tenant and Landlord. Based on a gross square footage of 40,000 square feet, including core areas, the Tenant Improvement Allowance will be $1,160,000.00. If the square footage of the Premises is increased or decreased pursuant to paragraph 1 of this Addendum, the Tenant Improvement Allowance shall be adjusted accordingly. The costs to be applied against the Improvement Allowance shall include, without limitation, the cost of preparing the Plans and Specifications, the cost of obtaining all required permits, and the amount of Landlord's contract with Landlord's Contractor for the construction of the Tenant Improvements. Landlord's Contractor's price to construct the Tenant Improvements shall include 10% to the Contractor for overhead and profit. The General Conditions and Supervision line item which was deleted from Exhibit "A" shall not be deducted from the Improvement Allowance, but rather shall be borne by Landlord. The Improvement Allowance shall not contain any limit on any particular line item, but rather only the overall $29.00 per square foot limitation which may be shared between line items as Tenant may elect. Tenant shall be responsible for all costs to the extent that said costs exceed the $29.00 per square foot Improvement Allowance. If the costs are less than $29.00 per square foot, any balance shall be paid to Tenant at the time of occupancy of the Premises. The Improvement Allowance shall not be applied to the cost of the "Site Improvements" as described in the Proposal, the items under the heading "General" in the Proposal as they apply to the construction of the Building and the Site Improvements or the cost of constructing the Building in accordance with the heading "Building" in the Proposal, the cost of all of which shall be borne by Landlord. Tenant shall be entitled to designate subcontractors to be included in the bidding by Landlord's Contractor of the construction of the Tenant Improvements (including the construction trash removal service) and Landlord's Contractor shall include such subcontractors in the bid process and Landlord shall award the subcontracts to the subcontractors designated by Tenant provided the subcontractors are licensed, insured and bonded as may be required by Landlord's Contractor and/or lender.

E. If the estimated cost of the Tenant Improvements exceeds the Improvement Allowance or if Tenant requests Landlord to have any additional work performed on the Premises during the term of the Lease subsequent to the completion of the Tenant Improvements, Tenant shall deposit within five
         (5) business days of written notice from Landlord an amount equal to Landlord's reasonable estimate of the overage or the cost of such additional work prior to commencement of the work. If any work requested by Tenant is of a nature that may require a specialty trade, then Landlord's Contractor shall solicit a minimum of three subcontractor bids per trade prior to approval of the cost of such additional work by Tenant. If Tenant fails to deposit with Landlord the sums required pursuant to this Paragraph, Landlord shall be entitled to treat said failure as an event of default or Landlord may elect to borrow the funds not deposited from whatever source is available at market rates and Tenant shall immediately upon demand pay to Landlord the sums borrowed by Landlord hereunder together with all accrued interest. The sums paid to Landlord shall be applied first to accrued interest and then to the principal sum borrowed. If the cost of the additional work exceeds or is less than the estimate of Landlord, Tenant shall pay such excess to Landlord upon demand or Landlord shall promptly refund such overage as the case may be.

F. If Tenant fails to furnish any required plan, information (including, without limitation, any material, furnishing, equipment, color, or other selection), approval or consent within five (5) days after written request from Landlord and Tenant's failure to do so delays or would delay the issuance of a Certificate of Occupancy for the Premises, Landlord shall be entitled to provide such plan, information, approval or consent and/or make such selection on behalf of Tenant using Landlord's reasonable judgment to enable Landlord to complete construction of the Premises and obtain the Certificate of Occupancy. If Tenant thereafter requests any modification, deletion or addition constituting a Change Order to the Premises, said work shall be performed by Contractor at Tenant's expense in accordance with Paragraph E above.

         5. CONSTRUCTION FINANCING. TIMING OF CONSTRUCTION. Landlord warrants and represents to Tenant that Landlord, by means of its construction line of credit or other financing to be selected by Landlord, has available construction loan financing for the development of the Building and premises. Upon the execution of the Lease and provided Tenant meets the time tables for delivery of floor plans and other construction items pursuant to paragraph 4 of this Addendum, Landlord shall commence development of the Site and construction of the Building within four (4) months of execution of the Lease. Further, Landlord agrees to diligently prosecute the completion of development of the Site and construction of the Building and premises such that Landlord shall complete construction of the Building and Premises within ten (10) months of the date of execution of the Lease. If Landlord fails to complete construction of the Building and premises within said time frame, and provided that said failure is not as a result of (a) the failure of Tenant to provide the required floor plans selections or construction approvals; (b) the unavailability of any of Tenant's equipment or specially ordered interior finishes; or (c) the failure of Tenant to give any required consent, approval, selection or payment, Landlord shall grant Tenant a free rent credit equal to one (1) day of free base rent for each day completion of construction is delayed beyond the ten (10) month period from execution of the Lease.

         6. LANDSCAPING, PORTE-CO-CHERE. Landlord agrees to install landscaping and irrigation on the Site with a cost of not less than $50,000.00. In addition, Landlord agrees to add a porte-co-chere to the Building at Landlord's expense not to exceed $7.50 per square foot up to 1,000 square feet with Tenant to pay the balance of the cost of the porte-co-chere of $7.50 per square foot up to 1,000 square feet. Landlord agrees to obtain three subcontractor bids per trade for the construction of the porte-co-chere.

         7. PERMANENT FINANCING. Landlord shall furnish to Tenant permanent financing on terms no less favorable than those set forth in paragraph 3 of the Option Agreement attached to this Lease. If necessary, Landlord shall be entitled to provide such financing through purchase money wrap around financing to be provided by Landlord. If Landlord is not able to provide the required financing to Tenant for any reason other than Tenant's refusal to provide necessary information to proposed lenders or Tenant's failure to execute loan documentation in form and substance customary to such financing in the then current permanent financing market, Tenant shall, upon ninety (90) days prior written notice to Landlord, be entitled to terminate this Lease, in which event, Landlord and Tenant shall have no further obligation hereunder. In addition Landlord shall be entitled at any time during the period prior to the exercise of the Option by Tenant to notify Tenant of Landlord's inability to provide the required financing, in which event, Tenant shall have thirty (30) days to terminate this Lease. If Tenant fails to exercise its rights to terminate the Lease within said thirty (30) day period, Tenant's right to terminate the Lease shall be deemed waived and of no further force and effect.

         IN WITNESS WHEREOF, the parties have executed this Addendum as of the date set forth above.


WITNESSES (Names MUST be typed under
signatures)                                  LANDLORD:

                                             By: /s/ DANIEL S. CATALFUMO
                                                 ------------------------------
/s/ [ILLEGIBLE]                                    Daniel S. Catalfumo, as
---------------------------------                  Trustee under F.S. 689.071



/s/ [ILLEGIBLE]
---------------------------------


                                             TENANT:
                                             OUTSOURCE INTERNATIONAL, INC.


/s/ BARBARA T. MEALEY                        By: /s/ ROBERT LEFCORT
------------------------------                   ------------------------------
                                                   Executive Vice President

/s/ PHYLLIS J. HART
------------------------------